UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2017

WIZARD WORLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

662 N. Sepulveda Blvd., Suite 300

Los Angeles, CA 90049

(Address of principal executive offices)

(310) 648-8410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

On September 6, 2017, Wizard World China, LLC (“Wizard China”), a wholly-owned subsidiary of Wizard World, Inc., a Delaware corporation, entered into a binding memorandum of understanding (the “MOU”) with CN Live USA Culture Co, a California limited liability company (“CNL”), and YMK, LLC (“YMK” and, together with Wizard China and CNL, the “Parties), dated as of August 30, 2017. Pursuant to the MOU, the Parties intend to mutually agree upon and enter into a definitive agreement covering the subject matter of the MOU.

Pursuant to the MOU, Wizard China will deliver to CNL content for an English-language channel (the “Wizard Channel”) that provides entertainment news, gaming, sports and general entertainment programming as part of CNL’s multichannel video programming platform (the “Service”). The Service is currently comprised of a number of Mandarin-language channels provided on a free, non-subscription basis to viewers within the People’s Republic of China, including Macau, Taiwan, and Hong Kong (the “Territory”). Pursuant to the MOU, Wizard China grants to CNL the limited right and obligation to transmit, distribute and exhibit the Wizard Channel solely in the Territory, via a free non-subscription, 24/7 live linear basis, to internet-enabled, mobile, television, projectors and computer devices. The Wizard Channel shall be provided to CNL at no cost, provided that CNL shall be responsible for all costs related to clearance of the programs for distribution in the Territory. YMK shall be responsible for developing the relationship among the Parties, translating and interpreting communications among the Parties, and other duties as agreed to by the Parties. Wizard China shall have sole discretion to determine the program formatting and the amount of advertising and promotional inventory made available in connection with the Wizard Channel, and shall retain the exclusive right to sell (or license to sell) one hundred percent (100%) of the available advertising inventory on the Wizard Channel. CNL shall be responsible for obtaining and maintaining all applicable governmental permits and approvals for ensuring that all content of the Wizard Channel complies with all applicable laws and regulations of the People’s Republic of China, and has the full right to publish, review and if applicable, the withdrawal of the content if it does not comply with governmental. To the extent a particular program provided as part of the Wizard Channel does not comply with relevant regulations, Wizard China has the absolute discretion to withdraw such content from the Wizard Channel.

The revenue distribution from gross advertising proceeds minus allowable costs shall be payable and allocated as follows: forty percent (40%) to Wizard China, forty percent (40%) to CNL and twenty percent (20%) to YMK.

Pursuant to the MOU, the term shall be for five years, commencing thirty (30) days following notice by Wizard China that it is prepared to proceed with programming the Wizard Channel. Wizard China and/or CNL shall have the option to renew the term for up to five (5) successive one (1) year periods by providing notice to either party, no later than July 1st of the then current term. Wizard China and/or CNL may unilaterally terminate the MOU under certain circumstances, in accordance with terms and conditions of the MOU, and subject to notice requirements in connection therewith.

The foregoing description of the terms of the MOU does not purport to be complete and is qualified in its entirety by the complete text of the document attached as Exhibit 99.1 to this Current Report on Form 8-K.

On September 11, 2017, the Company issued a press release announcing the execution of the MOU.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

99.1*	Memorandum of Understanding by and between Wizard World, China, a Delaware limited liability company, CN Live USA Cultural Co., a California limited liability company, and YMK, an LLC in formation, dated as of August 30, 2017.
99.2*	Press Release issued by the Company entitled “Wizard World Announces Partnership With China’s CNLive to Provide English Language Programming Across Mainland China,” dated September 11, 2017.

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZARD WORLD, INC.

Date: September 11, 2017	By:	/s/ John D. Maatta
	Name:	John D. Maatta
	Title:	Chief Executive Officer and President